UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) March 13, 2008
NABORS INDUSTRIES LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-32657	98-0363970
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Mintflower Place
8 Par-La-Ville Road
Hamilton, HM08
Bermuda	N/A
(Address of principal executive offices)	(Zip Code)
(441) 292-1510
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
On March 19, 2008, Nabors Industries Ltd. (the “Company”) announced that the United States District Court for the Southern District of Texas has granted preliminary approval of the previously disclosed proposed settlement of Karstedt v. Isenberg, et al., Civil Action No. 4:07-cv-00509 (S.D. Tex.), a consolidated shareholder derivative action that alleges various claims for relief in connection with the Company’s granting of certain historical stock options. The proposed settlement was previously disclosed in a Current Report on Form 8-K that was filed with the U.S. Securities and Exchange Commission on January 4, 2008. The proposed settlement is subject to final Court approval. The Court has set a final approval hearing for May 14, 2008 at 10:00 a.m. in the courtroom of the Hon. David Hittner, United States District Judge. The Court’s Preliminary Approval Order requires the Company to provide a detailed notice to shareholders of the terms of the proposed settlement on a Current Report on Form 8-K. The required notice is attached as Exhibit 99.1 hereto. This detailed notice also contains important information regarding the rights of shareholders with respect to the proposed settlement.

Item 9.01	Financial Statements and Exhibits.
(d)     Exhibits

Exhibit No.	Description
99.1	NOTICE OF PROPOSED SETTLEMENT OF DERIVATIVE ACTION, HEARING THEREON, AND RIGHT TO APPEAR

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABORS INDUSTRIES LTD.
Date: March 19, 2008	By:	/s/ Mark Andrews
Mark Andrews
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	NOTICE OF PROPOSED SETTLEMENT OF DERIVATIVE ACTION, HEARING THEREON, AND RIGHT TO APPEAR